SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): February 28, 2012

INOLIFE TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Charter)

New York	0-50863	30-0299889
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

8601 SIX FORKS ROAD
SUITE 400
RALEIGH, NC 27615
(Current Address of Principal Executive Offices)

Phone number: 919-676-5334
(Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

The Company received written correspondence from its Certifying Accountant, EFP Rotenberg, LLP, on December 16, 2011, that it was resigning as the Company's independent Auditor. The stated reason was the financial condition of the company and it's inability to pay future bills. In a meeting held on December 29, 2011, the Board of Directors accepted the resignation.

During the Registrant's two (2) most recent fiscal years and during any subsequent interim periods preceding the date of resignation, the Company has had no disagreements with EFP Rotenberg, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

On February 20, 2012 the Company provided EFP Rotenberg LLP with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made here-in or the reasons why it disagreed. On February 20, 2012 the Company received a letter from EFP Rotenberg, LLP that it agreed with the statements contained herein. A copy of the letter from EFP Rotenberg LLP will be attached hereto as Exhibit 16.1.

The Company has engaged Laura A. Prevratil, CPA, CFE, West Palm Beach, Florida ("Prevratil"), as the Company's new independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from EFP Rotenberg, LLP (attached)

2